Exhibit 10.22

STOCK OPTION AGREEMENT

UNDER

TRANSACTION SYSTEMS ARCHITECTS, INC.

2000 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

TABLE OF CONTENTS

1	GRANT OF NON-QUALIFIED STOCK OPTION

2.	TERMS OF PLAN

3.	EXERCISE PRICE

4.	EXERCISE OF OPTION

	4.1	Time of Exercise of Option
	4.2	Termination of Option
	4.3	Effect of Optionee’s Disability or Death
	4.4	Limitations on Exercise of Option
	4.5	Method of Exercise of Option
Cash Exercise
Same-Day-Sale Exercise
Sell-to-Cover Exercise
	4.6	Parachute Limitations

5.	TRANSFERABILITY OF OPTIONS

6.	RIGHTS AS STOCKHOLDER

7.	WITHHOLDING OF TAXES

8.	DISCLAIMER OF RIGHTS

9.	INTERPRETATION OF THIS OPTION AGREEMENT

10.	GOVERNING LAW

11.	BINDING EFFECT

12.	NOTICE

13.	ENTIRE AGREEMENT

SIGNATURE PAGE (TO BE COMPLETED AND RETURNED

This Stock Option Agreement (the “Option Agreement”) is made as of ____________, by and between Transaction Systems Architects, Inc., (“TSA”) a Delaware corporation (the “Corporation”) and _____________, a Non-Employee Director of the Corporation (the “Optionee”).

WHEREAS, the Board of Directors of the Corporation has duly adopted and approved, the 2000 Non-Employee Director Stock Option Plan (the “Plan”), which Plan authorizes the Corporation to grant to eligible individuals options for the purchase of shares of the Corporation’s Class A Common Stock (the “Stock”); and

WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Corporation, all according to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1                 GRANT OF NON-QUALIFIED STOCK OPTION

The Corporation hereby grants to the Optionee the right and option (the “Option”) to purchase from the Corporation, on the terms and subject to the conditions set forth in the Plan and in this Option Agreement, _________ shares of Class A Common Stock (“the Stock”).  The Date of Grant of this Option is ________.  This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.                TERMS OF PLAN

The Option granted pursuant to this Option Agreement is granted subject to the terms and conditions set forth in the Plan, a copy of which is attached to this Option Agreement.  All terms and conditions of the Plan, as may be amended from time to time, are hereby incorporated into this Option Agreement by reference and shall be deemed to be part of this Option Agreement, without regard to whether such terms and conditions (including, for example, provisions relating to certain changes in capitalization of the Corporation) are not otherwise set forth in this Option Agreement.  In the event that there is any inconsistency between the provisions of this Option Agreement and of the Plan, the provisions of the Plan shall govern.

3.                EXERCISE PRICE

The Exercise Price for the shares of Stock subject to the Option granted by this Option Agreement is $_________ per share.

4.                EXERCISE OF OPTION

Except as otherwise provided herein, and subject to the provisions of the Plan (including restrictions on the transferability of the Option and special provisions relating to exercise or termination of the Option following the Optionee’s termination of employment, disability, death or retirement or certain changes in capitalization of the Corporation), the Option granted pursuant to this Option Agreement shall be subject to exercise as follows:

4.1              Time of Exercise of Option

The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Stock Option Agreement and in the Plan), in installments as follows:

(i)                No Option may be exercised during the first year from the Date of Grant;

(ii)               After one year from the Date of Grant, the Option shall be exercisable in respect of 33 and 1/3 percent of the number of shares specified in Section 1 above; and

(iii)              After the expiration of each of the second, and third years from the Date of Grant, the Option shall be exercisable in respect of an additional 33 and 1/3 percent of such shares specified in Section 1 above.

The foregoing installments, to the extent not exercised, shall accumulate and be exercisable, in whole or in part, at any time and from time to time, after becoming exercisable and prior to the termination of the Option; provided, that no single exercise of the Option shall be for less than 100 shares, unless at the time of the exercise, the maximum number of shares available for purchase under this Option is less than 100 shares.  In no event shall the Option be exercised for a fractional share.

4.2              Termination of Option

The Option shall terminate upon the earlier of the expiration of a period of (i) ten years from the Date of Grant, or (ii) one month from the date of the Optionee’s termination of Service on the Board; provided, however, and subject to all Plan provision relating to termination, that if such termination of employment falls within the scope of one of the provisions of the Plan providing for an extended exercise period in excess of one month, the Option shall terminate upon the expiration of the extended period, as specified in such provision, after the Optionee’s termination of employment with the Corporation or a subsidiary within which the Option is exercisable.

4.3              Effect of Optionee’s Disability or Death

If the Optionee ceases to be an Employee of the Corporation or a Subsidiary of the Corporation by reason of Disability, the unexercised portion of any Option held by such Optionee at that time will become immediately vested and will be exercisable for the shorter of one year from the date on which the Optionee ceased to be so employed or the remaining Option term.  If the Optionee does not exercise the Option within the time specified, such Option shall terminate.  The Corporation shall have the authority to determine the date an Optionee ceases to be an Employee by reason of Disability.

If the Optionee dies while employed by the Corporation or a Subsidiary of the Corporation (or dies within a period of one month after ceasing to be an Employee for any reason other than Disability or within a period of one year after ceasing to be an Employee by reason of Disability), the unexercised portion of any Option held by such Optionee at the time of death will become immediately vested and will be exercisable for the shorter of one year from the date of such Optionee’s death, or the remaining Option term.  Such Option may be exercised by the executor or administrator of the Optionee’s estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance.  If the Option is not exercised within the time specified, such Option shall terminate.

4.4              Limitations on Exercise of Option

Notwithstanding the foregoing Subsections, in no event may the Option be exercised, in whole or in part, after ten years following the Date of Grant, or after the occurrence of an event that results in termination of the Option under the Plan.

4.5              Method of Exercise of Option

Cash Exercise (to exercise and retain the Shares):  Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the Corporation, at its principal office, addressed to the attention of Stock Option Administration, or to the agent/broker designated by the Corporation, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised plus the full amount of all applicable withholding taxes due on the Option exercise.  Payment of the Exercise Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made either in cash or by certified check payable to the order of the Corporation.  If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option, as the Corporation may require in its sole discretion.  Promptly after exercise of the Option as provided for above, the Corporation shall deliver to the person exercising the Option a certificate or certificates for the shares of Stock being purchased.

Same-Day-Sale Exercise (to exercise and immediately sell all the Shares):  Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the agent/broker designated by the Corporation, which notice shall specify the number of shares for which the Option is being exercised and irrevocable instructions to promptly (1) sell all of the shares of Stock to be issued upon exercise and (2) remit to the Corporation the portion of the sale proceeds sufficient to pay the Exercise Price for the shares of Stock purchased pursuant to the exercise of the Option and all applicable taxes due on the Option exercise.  The agent/broker shall request issuance of the shares and immediately and concurrently sell the shares on the Optionee’s behalf.  Payment of the Exercise Price for the shares of Stock purchased pursuant to the exercise of the Option, any brokerage fees, transfer fees, and all applicable taxes due on the Option exercise, shall be deducted from the proceeds of the sale of the shares.  If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option, as the Corporation may require in its sole discretion.  Promptly after exercise of the Option as provided for above, the agent/broker shall deliver to the person exercising the Option the net proceeds from the sale of the shares of Stock being exercised and sold.

Sell-to-Cover Exercise (to exercise and immediately sell a portion of the Shares):  Subject to the terms and conditions of this Option Agreement, the Option may be exercised by delivering written notice of exercise to the agent/broker designated by the Corporation, which notice shall specify the number of shares for which the Option is being exercised and irrevocable instructions to promptly (1) sell the portion (which must be a whole number) of the shares of Stock to be issued upon exercise sufficient to generate proceeds to pay the Exercise Price for the shares of Stock purchased pursuant to the exercise of the Option, any brokerage or transfer fees, and all applicable taxes due on the Option exercise (collectively the “Exercise Costs”) and (2) remit to the Corporation a sufficient portion of the sale proceeds to pay the Exercise Price for the shares of Stock purchased pursuant to the exercise of the Option and all applicable taxes due on the Option exercise.  The agent/broker shall request issuance of the shares and immediately and concurrently sell on the Optionee’s behalf only such number of the Shares as is required to generate proceeds sufficient to pay the Exercise Costs.  Promptly after exercise of the Option as provided for above, the Corporation shall deliver to the person exercising the Option a certificate for the shares of Stock issued upon exercise which are not sold to pay the Exercise Costs.  Promptly after exercise of the Option as provided for above, the agent/broker shall deliver to the person exercising the Option any net proceeds from the sale of the Shares in excess of the Exercise Costs.  If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option, as the Corporation may require in its sole discretion.

The Option shall not be exercisable if and to the extent the Corporation determines such exercise or method of exercise would violate applicable securities laws, the rules and regulations of any securities exchange or quotation system on which the Stock is listed, or the Company’s policies and procedures.  An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

4.6              Parachute Limitations

Notwithstanding any other provision of this Option Agreement or the Plan or any other agreement, contract or understanding heretofore or hereafter entered into by the Optionee with the Corporation (or any subsidiary or affiliate thereof), except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this Subsection (the “Other Agreements”), and notwithstanding any formal or informal plan or other arrangements heretofore or hereafter adopted by the Corporation (or any such subsidiary or affiliate) for the direct or indirect compensation of the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (an “Other Benefit Plan”), the Optionee shall not have any right to exercise an Option or receive any payment or other benefit under this Option Agreement, any Other Agreement, or any Other Benefit Plan if such right to exercise, payment or benefit, taking into account all other rights, payments or benefits to or for the Optionee under this Option Agreement, all Other Agreements and all Other Benefit Plans, would cause any right, payment or benefit to the Optionee under this Option Agreement to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”).  In the event that the receipt of any such right to exercise or any other payment or benefit under this Option Agreement, any Other Agreement or any Other Benefit Plan would cause the Optionee to be considered to have received a Parachute Payment under this Agreement, then the Optionee shall have the right, in the Optionee’s sole discretion, to designate those rights, payments or benefits under this Option Agreement, any Other Agreements, and/or any Other Benefit Plans, which should be reduced or eliminated so as to avoid having the right, payment or benefit to the Optionee under this Option Agreement be deemed to be a Parachute Payment.

5.                TRANSFERABILITY OF OPTIONS

During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee’s guardian or legal representative) may exercise the Option.  No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

6.                RIGHTS AS STOCKHOLDER

Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee’s estate shall be, or have any of the rights or privileges of, a stockholder of the Corporation in respect of any shares of Stock issuable hereunder unless and until such shares have been fully paid and certificates representing such shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee’s estate) has been entered as the stockholder or record on the books of the Corporation.

7.                WITHHOLDING OF TAXES

The parties hereto recognize that the Corporation or a subsidiary may be obligated to withhold federal, state and/or local income taxes and Social Security taxes to the extent that the Optionee realizes ordinary income in connection with the exercise of the Option or in connection with a disposition of any shares of Stock acquired by exercise of the Option. The Optionee agrees that the Corporation or a subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Optionee, and also agrees that upon demand the Optionee will promptly pay to the Corporation or a subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation.  Such payment shall be made in cash or by check payable to the order of the Corporation or a subsidiary.

8.                DISCLAIMER OF RIGHTS

No provision in this Option Agreement shall be construed to confer upon the Optionee the right to be employed by the Corporation or any subsidiary, or to interfere in any way with the right and authority of the Corporation or any subsidiary either to increase or decrease the compensation of the Optionee at any time, or to terminate any employment or other relationship between the Optionee and the Corporation or any subsidiary.

9.                INTERPRETATION OF THIS OPTION AGREEMENT

All decisions and interpretations made by the Board or the Compensation Committee thereof with regard to any question arising under the Plan or this Option Agreement shall be binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein.

10.              GOVERNING LAW

This Option Agreement shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).

11.              BINDING EFFECT

Subject to all restrictions provided for in this Option Agreement, the Plan, and by applicable law relating to assignment and transfer of this Option Agreement and the option provided for herein, this Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

12.              NOTICE

Any notice hereunder by the Optionee to the Corporation shall be in writing and shall be deemed duly given if mailed or delivered to the Corporation at its principal office, addressed to the attention of Stock Plan Administration or if so mailed or delivered to such other address as the Corporation may hereafter designate by notice to the Optionee.  Any notice hereunder by the Corporation to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Corporation.

13.              ENTIRE AGREEMENT

This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  Except for amendments to the Plan incorporated into this Option Agreement by reference pursuant to Section 2 above, neither this Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.

Transaction Systems Architects, Inc.:	Optionee:

By:	By:

ADDRESS FOR NOTICE TO OPTIONEE:

	Number	Street	Apt.

	City	State	Zip Code

	SS#		Hire Date

DESIGNATED BENEFICIARY:

Please Print Last Name, First Name MI

Beneficiary’s Street Address

	City	State	Zip Code

Beneficiary’s Street Address

I understand that in the event of my death, the above named beneficiary will have control of any unexercised options remaining in my account at that time.  If no beneficiary is designated or if the named beneficiary does not survive me, the options will become part of my estate.  This beneficiary designation does NOT apply to stock acquired by the exercise of options prior to my death.

SIGNATURE	DATE

After completing this page please make a copy for your records and return it to Stock Plan Administration Transaction Systems Architects Inc. 224 S. 108 Avenue Omaha NE  68154

2000 Non-Employee Directors Stock Option Plan

Shares	$	/Share Exercise Price	Date